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                                                                    EXHIBIT 99A


                             JOINT FILING AGREEMENT


         Each of the undersigned agrees that (i) the statement on Amendment No. 1 to Schedule 13G relating to the Common Stock, par value $.01 per share, of AROC Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on
Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

May 3, 2000



                                              Bank of America Corporation:



                                              By: /s/ MARCIA L. BATEMAN
                                                  --------------------------
                                                  Marcia L. Bateman
                                                  Managing Director


                                              LaSalle Street Natural Resources
                                              Corporation:



                                              By: /s/ MARCIA L. BATEMAN
                                                  --------------------------
                                                  Marcia L. Bateman
                                                  Managing Director